               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                            FORM 8-K



                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934



                           May 6, 1994
        Date of Report (Date of earliest event reported)


                           ANACOMP, INC.
     (Exact name of registrant as specified in its charter)




            Indiana                 0-7641             35-1144230
  (State or other jurisdiction  (Commission        (IRS Employer
      of incorporation)          File Number)    Identification No.)




                  11550 North Meridian Street,
              P.O. Box 40888, Indianapolis, Indiana         46240
           (Address of principal executive offices)     (Zip Code)



                           (317) 844-9666
       Registrant's telephone number, including area code

Item 5.   Other Events

          On May 4, 1994 (the "Closing Date"), Anacomp, Inc., an Indiana corporation ("Anacomp"), acquired 100% of the issued and outstanding shares of capital stock (the "Graham Shares") of Graham Acquisition Corporation, a Delaware corporation ("Graham") pursuant to a Stock Purchase Agreement dated April 8, 1994 (the "Purchase Agreement") between Anacomp and the holders of all of the issued and outstanding shares of capital stock of Graham (the "Sellers"). Graham is the parent of Graham Magnetics, Inc., ("Graham Magnetics") whose primary business is the manufacture and distribution of 1/2" open reel computer tape and 3480 tape cartridges. Graham Magnetics operates one manufacturing facility in the United States and has small foreign subsidiaries located in the United Kingdom, France and Germany.

          The purchase price for the Graham Shares was $7,600,000 payable through the issuance of 2,128,833 shares of Anacomp common stock (the "Anacomp Shares") directly to the Sellers. The Purchase Agreement also contains provisions under which up to an additional $7,600,000 (payable in Anacomp Shares) will be paid by Anacomp to the Sellers if, following the closing, certain net income levels (up to $22.8 million over the next 3 1/2 years) are met by the combined magnetics business of Anacomp and Graham.

          On the Closing Date, Anacomp repaid approximately $5.5 million of indebtedness previously incurred by Graham and purchased an unsecured 10% term note previously issued by Graham to the previous owner of the Graham business (the "Graham Note"). The purchase price for the Graham Note was $5,525,270 (the principal amount of the Graham Note). The purchase of the Graham Note was effected through the issuance by Anacomp of a promissory note (the "Anacomp Note") on substantially the same terms as the Graham Note. The Anacomp Note also contains provisions which allow the holder of the Anacomp Note to require prepayment in full or in part by Anacomp at any time; such prepayment to be effected through the issuance of Anacomp Shares to the holder of the Anacomp Note. Anacomp is required to prepay the Anacomp Note in cash should Anacomp refinance its 15% Senior Subordinated Notes due 2000 and should there be, at the time of such refinancing, an outstanding principal balance on the Anacomp Note.

          (c)  Exhibits

               The exhibits furnished in accordance with Item 601 of Regulation S-K are:

     2. Stock Purchase Agreement dated April 8, 1994, by and among Anacomp, Inc. and the holders of all of the issued and outstanding shares of capital stock of Graham Acquisition Corporation.

     4.   Note Purchase and Loan Agreement, dated May 4, 1994, by
          and   among    Anacomp,   Inc.,    Carlisle   Companies
          Incorporated,   Carlisle    Memory    Products    Group
          Incorporated and IMG Manufacturing.

    99.   Press release issued by Anacomp, Inc. on May 6, 1994.

Signature

          Pursuant to the requirements of the Securities Exchange
Act of  1934, the  registrant has  duly caused  this report to be
signed  on   its  behalf   by  the   undersigned  thereunto  duly
authorized.

                                      ANACOMP, INC.
                                      (Registrant)

                              By:/s/Jack R. O'Donnell
                                 Executive Vice President and
                                 Chief Financial Officer



Date:  May 6, 1994

                          EXHIBIT INDEX

EXHIBITS


 2 Stock Purchase Agreement dated April 8, 1994, by and among Anacomp, Inc. and the holders of all of the issued and outstanding shares of capital stock of Graham Acquisition Corporation.


4 Note Purchase and Loan Agreement, dated May 4, 1994, by and among Anacomp, Inc., Carlisle Companies Incorporated, Carlisle Memory Products Group Incorporated and IMG Manufacturing.


99                  Press release  issued by Anacomp, Inc. on May
                    6, 1994.